Exhibit 10.6

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "Agreement"), is entered into to be effective as of April 15, 2015 (the "Effective Date"), by and between Apotheca Therapeutics, Inc. a Delaware corporation (the "Company"), and Daniel Schmitt, an individual currently residing at [***] (the "Executive").

WHEREAS, Company desires to employ the Executive on the terms, conditions and for the consideration hereinafter set forth, and the Executive is willing to serve as an employee of the Company on such terms and conditions and for such consideration.

NOW THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and the Executive hereby agree as follows:

1.	Employment and Duties.

(a)           General. Prior to the date that is the first to occur of (i) the date on which the Company first conducts a closing of the issue and sale of shares of Preferred Stock of the Company or (ii) such other date as the Company and the Executive mutually agree (the "Financing Date"), the Executive shall serve as an employee of the Company with the title of Chief Executive Officer, reporting to the Board of Directors of the Company (the "Board"). In his capacity as an employee of the Company from the Effective Date until the Financing Date, the Executive's responsibility will be to support activities focused on leading short and long range strategic planning, raising equity-based and non-dilutive financing, managing budgets and fiscal controls, developing corporate infrastructure and external resources to acquire and advance the Company's drug candidates from bench into the clinic, and positively position the Company for acquisitions and/or commercial partnerships. From and after the Financing Date, subject to the terms of this Agreement, the Executive shall serve as Chief Executive Officer of the Company, reporting to the Board. In his capacity as Chief Executive Officer from and after the Financing Date, the Executive shall have such duties as described in the second sentence of this Section 1(a) and shall also have such duties and responsibilities, commensurate with the Executive's position, as may be reasonably assigned to the Executive from time to time by the Board. The Executive's principal place of employment during the Term (as defined below) shall be Grayslake, Illinois.

(b)           Exclusive Services. From and after the Financing Date and for so long as the Executive is employed by the Company, the Executive shall devote his full business time and attention to his duties hereunder in such capacity, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and good faith directions and instructions given to him by the Board and shall use his best efforts to promote and serve the interests of the Company. Further, from and after the Financing Date and for so long as the Executive is employed by the Company, the Executive shall not, directly or indirectly, render services to any other Person (as defined below) without the prior consent of the Board or otherwise engage in activities that would interfere significantly with his faithful performance of his duties hereunder. Notwithstanding the foregoing, the Executive may, without any requirement to obtain the Board's prior consent, (i) serve on civic, childrens' sports organization and/or charitable boards and/or engage in charitable activities without remuneration therefor; and (ii) manage his own personal investments; provided, however, that any such activity or combination of such activities does not or do not unreasonably interfere with Executive's obligations described in the first sentence of this Section 1(b) or any other provision of this Agreement. Nothing in this Section l(b) shall preclude the Executive from continuing employment with Northwestern University prior to the Financing Date: provided, however, that, prior to the Financing Date and irrespective of such employment, the Executive shall be required to dedicate a reasonable amount of time to the performance of his duties hereunder as described in Section l(a) of this Agreement. For purposes of this Agreement, "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust, or other entity or organization, including any governmental entity.

2.            Term of Employment. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue until terminated in accordance with the provisions of this Agreement. Subject to the provisions of Section 4 of this Agreement, this Agreement may be terminated by the Company or the Executive, at any time, upon thirty (30) days' prior written notice thereof to the other party. If the Financing Date has not occurred on or prior to the date that is eighteen months following the Effective Date, then either party may terminate this Agreement immediately upon written notice thereof to the other. Following any termination of this Agreement, Executive shall be entitled to receive any unpaid Base Salary (as defined below) accrued through the date of termination. All other benefits, if any, due to Executive following Executive's termination shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that except as described in Section 4, Executive shall not be entitled to any payments or benefits under any other agreement or any severance plan, policy or program of the Company or any of its affiliates (excluding any medical or dental insurance plans) and Executive shall not accrue any additional compensation (including any Base Salary) or other benefits under this Agreement following any such termination of employment.

3.            Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Executive during the Term as compensation for services rendered hereunder:

(a)           Base Salary. The Company shall pay to the Executive a salary at the annual rate of $120,000 (the "Base Salary"), payable in substantially equal installments at such intervals as may be determined by the Company in accordance with the Company's then current ordinary payroll practices as established from time to time. As of the first day of the payroll cycle that includes the Financing Date, the Executive's Base Salary shall be increased to an annual rate of $200,000. In the event that the Financing Date occurs on a date other than the first day of a payroll cycle, the Executive shall, with respect to such payroll cycle, be entitled to compensation equal to the sum of (i) a prorated Base Salary at the annual rate of $120,000 based on the number of days in such payroll cycle that precede the Financing Date and (ii) a prorated Base Salary at the annual rate of $200,000 for the remaining number of days in such payroll cycle. Such proration shall be calculated by dividing the applicable annual rate of Base Salary by the number of payroll cycles within the calendar year and multiplying such quotient by a fraction, the numerator of which shall be the number of days in such payroll cycle during which such annual rate of Base Salary is in effect and the denominator of which shall be the total number of days in such payroll cycle. The Base Salary shall be reviewed in good faith by the Board, based upon the Executive's performance, within six months of the Financing Date and, thereafter, not less often than annually.

(b)           Employee Benefits. Effective as of the Financing Date, the Executive shall be entitled to participate in all employee benefit arrangements that the Company may offer to its executives of a like status from time to time, and as may be amended from time to time.

(c)           Expenses. The Company shall reimburse the Executive for reasonable travel and other business-related expenses incurred by the Executive in the fulfillment of his duties hereunder upon presentation of written documentation thereof, in accordance with the applicable expense reimbursement policies and procedures of the Company as in effect from time to time.

4.            Termination of Employment. This Section 4 shall become effective as of the Financing Date.

(a)           Termination of Employment in Absence of a Change in Control. Subject to satisfaction of Section 4(d), if the Executive's employment is terminated by the Company for any reason other than the Executive's death, the Executive's Disability (as defined below) or Cause (as defined below), or is terminated by the Executive for Good Reason, then the Executive shall be entitled to receive a payment equal to one times (x) his then current Base Salary (the "Standard Severance Benefits"). The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as described in Section 2 or, if applicable, Section 4(b). Except as otherwise required under Section 6(b), the Standard Severance Benefits shall be paid to the Executive in a lump sum no later than the forty-fifth (45th) day immediately following the Executive's Separation from Service (as defined below), provided that the Executive first executes a release of any and all claims against the Company (set forth in Section 4(d), below) and the revocation period specified therein has expired without the Executive revoking such release. Notwithstanding the foregoing and for avoidance of doubt, if the Executive's employment is terminated by the Company for the Executive's death, the Executive's Disability or Cause or by the Executive without Good Reason at any time, then the Executive shall not be entitled to or receive the Standard Severance Benefits.

(i)            For purposes of this Agreement, the term "Separation from Service" shall have the meaning ascribed under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")).

(ii)           For purposes of this Agreement, the term "Cause" shall mean a termination of the Executive's employment with the Company because of: (1) any act or omission by the Executive that constitutes a material breach by the Executive of any of his obligations under this Agreement; (2) the Executive's conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations; (3) the Executive's engaging in any misconduct, negligence, act of dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company or any of its subsidiaries or affiliates; (4) the Executive's material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company; (5) the Executive's refusal to follow the directions of the Board; or (6) any other willful misconduct by the Executive which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates. Notwithstanding anything in this Section 4(a)(ii) to the contrary, no event or condition described in Sections 4(a)(ii)(l), (3), (4), (5) or (6) shall constitute Cause unless (x) within 90 days from the Board first acquiring actual knowledge of the existence of the Cause condition, the Board provides the Executive written notice of its intention to terminate his employment for Cause and the grounds for such termination; (y) such grounds for termination (if susceptible to correction) are not corrected by the Executive within 20 days of his receipt of such notice (or, in the event that such grounds cannot be corrected within such 20-day period, the Executive has not taken all reasonable steps within such 20-day period to correct such grounds as promptly as practicable thereafter); and (z) the Board terminates the Executive's employment with the Company promptly following expiration of such 20- day period. For purposes of this Section 4(a)(ii), any attempt by the Executive to correct a stated Cause shall not be deemed an admission by the Executive that the Board's assertion of Cause is valid. Notwithstanding anything in this Agreement to the contrary, if the Executive's employment with the Company is terminated by the Company hereunder without Cause, within 90 days of termination the Company shall have the sole discretion to later use after-acquired evidence to retroactively re-characterize the prior termination as a termination for Cause if such after-acquired evidence supports such an action.

(iii)          For purposes of this Agreement, the term "Good Reason" shall mean: (1) a material diminution in the Executive's Base Salary or a failure by the Company to pay material compensation due and payable to the Executive in connection with his employment; (2) a material diminution in the nature or scope of the Executive's authority, duties, responsibilities, or title from those applicable to him as of the Effective Date; (3) the Company requiring the Executive to be based at any office or location more than 50 miles from Grayslake, Illinois; or (4) a material breach by the Company of any term or provision of this Agreement. Notwithstanding anything in this Section 4(a)(ii) to the contrary, no event or condition described in this Section 4(a)(ii) shall constitute Good Reason unless, (x) within 90 days from the Executive first acquiring actual knowledge of the existence of the Good Reason condition described in this Section 4(a)(ii), the Executive provides the Board written notice of his intention to terminate his employment for Good Reason and the grounds for such termination; (y) such grounds for termination (if susceptible to correction) are not corrected by the Company within 20 days of the Board's receipt of such notice (or, in the event that such grounds cannot be corrected within such 20-day period, the Company has not taken all reasonable steps within such 20-day period to correct such grounds as promptly as practicable thereafter); and (z) the Executive terminates his employment with the Company promptly following expiration of such 20-day period. For purposes of this Section 4(a)(ii), any attempt by the Company to correct a stated Good Reason shall not be deemed an admission by the Company that the Executive's assertion of Good Reason is valid.

(iv)          For purposes of this Agreement, the term "Disability" shall mean the Executive's inability, due to physical or mental incapacity taking into account any reasonable accomodations, to perform his duties under this Agreement for a period of at least ninety (90) consecutive days or at least one-hundred twenty (120) days during any consecutive six-month period, in any such case as determined by the Board in good faith. In conjunction with determining Disability for purposes of this Agreement, the Executive hereby (A) consents to any such examinations, to be performed by a qualified medical provider selected by the Company and approved by the Executive (which approval shall not be unreasonably withheld), which are relevant to a determination of whether the Executive has incurred a Disability; and (B) agrees to furnish such medical information as may be reasonably requested by the Company.

(b)           Termination of Employment after a Change in Control. Subject to satisfaction of Section 4(d), if a Change in Control occurs and the Executive's employment is terminated by the Company for any reason other than the Executive's death, the Executive's Disability or Cause, or is terminated by the Executive for Good Reason, in any such case within the six (6) months immediately preceding or the twelve (12) months immediately following such Change in Control, then the Executive shall be entitled to receive a payment equal to one and one-half times (1.5x) his then current Base Salary (or, if applicable, the Base Salary in effect on the date of the Executive's prior Separation from Service), reduced by the Standard Severance Benefits, if any, to which Executive was entitled under Section 4(a) (the "Change in Control Severance Benefits"). Except as otherwise required under Section 6(b), Change in Control Severance Benefits shall be paid to the Executive in a lump sum no later than the forty-fifth (45th) day immediately following the later of the Executive's Separation from Service and the Change in Control, provided the Executive first executes a release of any and all claims against the Company (set forth in Section 4(d), below) and the revocation period specified therein has expired without the Executive revoking such release. Notwithstanding the foregoing and for avoidance of doubt, if the Executive's employment is terminated by the Company for the Executive's death, the Executive's Disability or Cause or by the Executive without Good Reason, in any such case any time prior to or following a Change in Control, then the Executive shall not be entitled to or receive the Change in Control Severance Benefits. Furthermore, for the avoidance of doubt, in no event shall the Executive be entitled to receive both Standard Severance Benefits and Change in Control Severance Benefits in excess of one and one-half times (l.5x) his then current Base Salary (or, if applicable, the Base Salary in effect on the date of the Executive's prior Separation from Service).

(i)            For purposes of this Agreement the term "Change in Control” shall mean any of the following transactions, as determined in the sole and absolute discretion of the Board of Directors of the Company:

(A)            The date that any one Person (other than existing stockholders of the Company), or more than one such Persons acting as a group, acquires ownership of the Company's voting stock that, together with the Company's voting stock held by such Person or group, constitutes more than fifty· percent (50%) of the total voting power of the Company's capital stock. However, if any one Person (other than existing stockholders of the Company), or more than one such Persons acting as a group, is considered to own more than fifty percent (50%) of the total voting stock of the Company's, the acquisition of additional shares of stock by the same Person or Persons will not be considered to cause a Change in Control.

(B)            The consummation of a consolidation or merger of the Company in which the Company is not the surviving entity or pursuant to which the Company's equity interests would be converted into cash, securities or other property; except that, the foregoing provisions of this Section 4(a)(ii)(B) shall not apply if the majority of the board of directors of the surviving corporation are, and for a one-year period after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as a director, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger; and

(C)            The date that any one Person or more than one Person acting as a group acquires all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred in the event the Company forms a holding company and, as a result thereof, the holders of the Company's voting securities immediately prior to the transaction hold, in approximately the same relative proportions as they held prior to the transaction, substantially all of the voting securities of the holding company that owns all of the Company's voting securities immediately after completion of the transaction. Further, a Change in Control shall not be deemed to have occurred due to any acquisition of voting stock by an employee stock ownership plan sponsored by the Company. -

(c)           Resignation from Directorships and Officerships. The termination of the Executive's employment for any reason shall constitute the Executive's immediate resignation from (i) any director, officer or employee position the Executive has with the Company, and (ii) all fiduciary positions (including as a trustee) the Executive holds with respect to any employee benefit plans or trusts established by the Company. The Executive agrees that this Agreement shall serve as written notice of resignation in this circumstance.

(d)           Waiver and Release. Notwithstanding any other provision of this Agreement to the contrary, unless expressly waived in writing by the Board in its sole discretion, the Company shall not make or provide any Standard Severance Benefits or Change in Control Severance Benefits (collectively referred to as the "Severance Benefits") under this Section 4 (other than accrued Base Salary as of the termination date) unless the Executive timely executes and delivers to the Company a general release (which shall be provided by the Company not later than five (5) days from the date on which the Executive's employment is terminated and be substantially in the form attached hereto as Exhibit A), whereby the Executive (or his estate or legally appointed personal representative, as applicable) releases the Company (and affiliates of the Company and other designated persons as described in Exhibit A) from all employment based or related claims of the Executive and all obligations of the Company to the Executive other than with respect to (x) the Company's obligations to make and provide the Severance Benefits and other payments provided by this Agreement and (y) any vested benefits to which the Executive is entitled under the terms of any Company benefit or equity plan, and the Executive does not revoke such release within any applicable revocation period following the Executive's delivery of the executed release to the Company. If the requirements of this Section 4(d) are not satisfied by the Executive (or his estate or legally appointed personal representative, as applicable), then no Severance Benefits other than accrued Base Salary as of the termination date shall be due to the Executive (or his estate or legally appointed personal representative) pursuant to this Agreement.

(e)           Notice of Termination. Any termination of employment by the Company or the Executive shall be communicated by a written "Notice of Termination" to the other party hereto given in accordance with Section 8(k) of this Agreement. In the event of a termination by the Company for Cause, the Notice of Termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify the date of termination. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

5.            Section 280G Payments. Notwithstanding anything in this Agreement to the contrary, if the Executive is a "disqualified individual" (as defined in Section 280G(c) of the Code), and the payments and benefits provided for in this Agreement, together with any other payments and benefits which the Executive has the right to receive from the Company or any other Person, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments and benefits provided for in this Agreement shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by the Executive from the Company and/or such person(s) will be $1.00 less than three (3) times the Executive's "base amount" (as defined in Section 280G(b)(3) of the Code) and so that no portion of such amounts and benefits received by the Executive shall be subject to the excise tax imposed by Section 4999 of the Code or (b) paid in full, whichever produces the better "net after-tax position" to the Executive (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). The reduction of payments and benefits hereunder, if applicable, shall be made by reducing, first, payments or benefits to be paid in cash hereunder in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order. The determination as to whether any such reduction in the amount of the payments and benefits provided hereunder is necessary shall be made by the Board in good faith in consultation with the Executive. If a reduced payment or benefit is made or provided and through error or otherwise that payment or benefit, when aggregated with other payments and benefits from the Company (or its affiliates) used in determining if a "parachute payment" exists, exceeds $1.00 less than three (3) times the Executive's base amount, then the Executive shall immediately repay such excess to the Company upon notification that an overpayment has been made. Nothing in this paragraph shall require the Company to be responsible for, or have any liability or obligation with respect to, the Executive's excise tax liabilities under Section 4999 of the Code.

6.            Section 409A of the Code. This Agreement is intended to either avoid the application of, or comply with, Section 409A of the Code. To that end this Agreement shall at all times be interpreted in a manner that is consistent with Section 409A of the Code. Notwithstanding any other provision in this Agreement to the contrary, the Company shall have the right, in its sole discretion, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as it determines to be necessary or appropriate for this Agreement to comply with Section 409A of the Code. Further:

(a)           Any reimbursement of any costs and expenses by the Company to the Executive under this Agreement shall be made by the Company in no event later than the close of the Executive's taxable year following the taxable year in which the cost or expense is incurred by the Executive. The expenses incurred by the Executive in any calendar year that are eligible for reimbursement under this Agreement shall not affect the expenses incurred by the Executive in any other calendar year that are eligible for reimbursement hereunder and the Executive's right to receive any reimbursement hereunder shall not be subject to liquidation or exchange for any other benefit.

(b)           Any payment following a Separation from Service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a Separation from Service of a "specified employee" (as defined under Section 409A(a)(2)(B)(i) of the Code) shall be made on the first to occur of (i) ten (10) days after the expiration of the six month period following such Separation from Service, (ii) death or (iii) such earlier date that complies with Section 409A.

(c)           Each payment that the Executive may receive under this Agreement shall be treated as a "separate payment" for purposes of Section 409A of the Code.

7.             Confidential Information1 Trade Secrets and Restrictive Covenants. The Company agrees to: (i) disclose, and to continue to disclose, its confidential information and trade secrets to the Executive; (ii) provide initial and continued training, education and development to the Executive; and (iii) provide the Executive with confidential information and trade secrets about, and the opportunity to develop relationships with, the Company's employees, customers and suppliers, and employees and agents of the Company's customers and suppliers. In consideration thereof, the Executive hereby agrees to comply with the restrictive covenants prescribed in Exhibit B. A default under or breach of Exhibit B shall constitute a material breach of this Agreement.

8.	Miscellaneous.

(a)           Defense of Claims. The Executive agrees that, during the Term, and for a period of twelve (12) months after termination of the Executive's employment, upon request from the Company, the Executive will cooperate with the Company in the defense of any claims or actions that may be made by or against the Company that affect the Executive's prior areas of responsibility, except if the Executive's reasonable interests are adverse to the Company in such claim or action. The Company agrees to promptly reimburse the Executive for all of the Executive's reasonable legal fees, travel and other direct expenses reasonably incurred to comply with the Executive's obligations under this Section 8(a).

(b)           Non-Disparagement. The Executive and the Company agree that at no time during the Executive's employment by the Company or thereafter shall either the Executive or the Company make, or cause or assist any other Person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, the reputation, business or character of the other party, or any of his or its affiliates or, if such other party is the Company, any of its directors, officers or employees.

(c)           Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan or agreement which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment. The Executive shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. To the extent that any Person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

(d)           Arbitration. Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection with the Executive's employment by the Company that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in Tarrant County, Texas in accordance with the rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by the Executive, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association.

(e)           Amendment, Waiver. This Agreement (together with the Exhibits hereto) may not be modified, amended or waived in any manner, except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

(f)            Entire Agreement. This Agreement and the agreements specifically incorporated herein are the entire agreement and understanding of the parties hereto with respect to the matters covered herein and supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder.

(g)           Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereof. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Tarrant County, Texas, for the purposes of any proceeding arising out of or based upon this Agreement.

(h)           No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(i)            Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(j)            Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

(k)           Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand to the other party (which, in the case of the Company, shall be to the individual identified below), or, if sent by nationally-recognized overnight courier, one (1) business day after deposit with such nationally-recognized overnight courier, or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:	Apotheca Therapeutics, Inc. 1401
Foch Street, Suite 140 Fort Worth,
Texas 76107
Attn: Board of Directors

If to Executive:	Daniel Schmitt

(m)          Prior Employment. The Company has employed the Executive for the Executive's general skills, management abilities and experience in the Company's business or related industries. The Executive acknowledges that he has been specifically instructed not to bring, disclose or use in any fashion any confidential information, trade secrets, proprietary information, data or technology, nor any confidential pricing information, belonging to any prior employer. In no event is the Executive authorized to use or disclose any such information to the Company or any of its employees.

(n)           Executive's Representations. The Executive hereby represents to the Company that (i) all confidential information, trade secrets or proprietary information, data or technology, belonging to any prior employer, including, without limitation, those that might have been contained on the Executive's personal computer, cell phone or other electronic communications or storage device have been returned and/or deleted in accordance with any policy of or agreement with the Executive's prior employer and (ii) the execution and delivery of this Agreement by the Executive and the Company and the performance by the Executive of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which the Executive is a party or otherwise bound.

(o)           Assignment; Assumption by Successor. This Agreement is binding upon and shall inure to the benefit of the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs, and assigns. Notwithstanding the foregoing, the rights and duties of and benefits to the Executive hereunder are personal to the Executive, and no such right or benefit may be assigned by him. The Company shall have the right to assign or transfer this Agreement to its successors or assigns. The terms "successors" and "assigns" shall include any Person who or which buys all or substantially all of Company's assets or all of its stock, or with which Company merges or consolidates. Any purported assignment of this Agreement, other than as provided above, shall be void. The failure of any successor entity to the Company to expressly assume in writing the terms of this Agreement shall be deemed a material breach of this Agreement.

(p)           Withholding of Taxes. The Company may withhold from any amounts or benefits payable under this Agreement all taxes it may be required to withhold pursuant to any applicable law or regulation.

(q)           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered by each other party hereto. Any party may deliver an executed copy of this Agreement by facsimile or electronic mail (in .pdf format) to each other party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement.

(r)            Survival. This Agreement shall terminate upon the termination of employment of the Executive; however, the following shall survive the termination of the Executive's employment and/or the expiration or termination of this Agreement, regardless of the reasons for such expiration or termination: Section 4 ("Termination of Employment") and the corresponding Exhibit A ("Waiver and Release"), Section 7 ("Confidential Information, Trade Secrets and Restrictive Covenants") and the corresponding Exhibit B ("Confidentiality, Non-Competition and Non-Solicitation Agreement"), Section 8(a) ("Defense of Claims"), Section 8(6) ("Non-Disparagement"), Section 8(d) ("Arbitration"), Section 8(f) ("Entire Agreement"), Section 8(g) ("Governing Law/Venue"), Section 8(k) ("Notices"), Section 8(o) ("Assignment; Assumption by Successor), and Section 8(n) ("Executive's Representations").

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the Effective Date.

EXECUTIVE:	APOTHECA THERAPEUTICS, INC.:

/S/ Daniel Schmitt	/S/ Leslie Wayne Kreis, Jr.
Daniel Schmitt	Name: Leslie Wayne Kreis, Jr.
Title: Director

EXHIBIT

WAIVER AND RELEASE

Pursuant to the terms of the Employment Agreement (the "Agreement") by and between Apotheca Therapeutics, Inc., a Delaware corporation, and myself, and in exchange for any severance benefit payable under the Agreement (the "Severance Benefits"), I hereby waive all claims against and release (i) Apotheca Therapeutics, Inc., its officers, employees, agents, insurers, predecessors, successors and assigns (collectively referred to as the "Company"), (ii) all of the affiliates of the Company and their respective directors, officers, employees, agents, insurers, predecessors, successors and assigns, and (iii) the Company's and its affiliates' respective employee benefit plans and the fiduciaries and agents of said plans (collectively referred to as the "Benefit Plans") from any and all claims, demands, actions, liabilities and damages arising out of or relating in any way to my employment with or separation from employment with the Company and its affiliates other than amounts due pursuant to the Agreement and the rights and benefits I am entitled to under the Benefit Plans (the Company, its affiliates, their respective directors, officers, employees, agents, insurers, predecessors, successors and assigns, and the Benefit Plans are sometimes hereinafter collectively referred to as the "Released Parties").

I understand that signing this Waiver and Release is an important legal act. I acknowledge that I have been advised in writing to consult an attorney before signing this Waiver and Release. I understand that, in order to be eligible for the Severance Benefits, I must sign (and return to the Company) this Waiver and Release before I will receive the Severance Benefits. I acknowledge that I have been given at least 21 days to consider whether to accept the Severance Benefits and whether to execute this Waiver and Release.

In exchange for the payment to me of the Severance Benefits, (1) I agree not to sue the Released Parties in any local, state and/or federal court regarding or relating in any way to my employment with or separation from employment with the Company and its affiliates, and (2) I knowingly and voluntarily waive all claims and release the Released Parties from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from employment with the Company and its affiliates, except to the extent that my rights are vested under the terms of the Agreement or any employee benefit plans sponsored by the Company or any of its affiliates and except with respect to such rights or claims as may arise after the date this Waiver and Release is executed. This Waiver and Release includes, but is not limited to, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990; the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Workers Adjustment and Retraining Notification Act of 1988; the Pregnancy Discrimination Act of 1978; the Employee Retirement Income Security Act of 1974, as amended; the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; the Family and Medical Leave Act of 1993; the Occupational Safety and Health Act; the Texas Labor Code et. seq.; claims in connection with retaliation or "whistle blower" statutes; and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law. Further, I expressly represent that no promise or agreement which is not expressed in this Waiver and Release has been made to me in executing this Waiver and Release, and that I am relying on my own judgment in executing this Waiver and Release, and that I am not relying on any statement or representation of the Company or any of its affiliates or any of their respective agents. I agree that this Waiver and Release is valid, fair, adequate and reasonable, is with my full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform me. This release does not include, and is not intended to include, any claims that cannot be released as a matter of law.

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Notwithstanding the foregoing and anything in this Waiver and Release to the contrary, I do not release and expressly retain (a) all rights to payment or providing for post-employment benefits under the Agreement or qualified retirement plans or health plans sponsored by the Company, (b) all rights to indemnity, contribution, and a defense of directors and officers and other liability coverage that I may have under any statute, Company policy or by this or any other agreement; and (c) the right to any, unpaid reasonable business expenses and any accrued benefits payable under any Company welfare plan or tax-qualified plan. Additionally, and notwithstanding the release of liability contained herein, nothing in this Waiver and Release prevents me from filing any non-legal waivable claim (including a challenge to the validity of this Waiver and Release) with the Equal Employment Opportunity Commission ("EEOC") or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC or comparable state or local agency; however, I understand and agree that I am waiving any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC or comparable state or local agency proceeding or subsequent legal actions

I acknowledge that payment of the Severance Benefits is not an admission by any one or more of the Released Parties that they engaged in any wrongful or unlawful act or that they violated any federal or state law or regulation. I acknowledge that neither the Company nor any of its affiliates have promised me continued employment or represented to me that I will be rehired in the future. I acknowledge that the Company and I contemplate an unequivocal, complete and final dissolution of my employment relationship. I acknowledge that this Waiver and Release does not create any right on my part to be rehired by the Company or any of its affiliates, and I hereby waive any right to future employment by the Company or any of its affiliates.

I understand that for a period of 7 calendar days following the date that I sign this Waiver and Release, I may revoke my acceptance of this Waiver and Release, provided that my written statement of revocation is received on or before that seventh day by [Name and/or Title], [address], facsimile number: [                                         ], in which case the Waiver and Release will not become effective. If I timely revoke my acceptance of this Waiver and Release, the Company shall have no obligation under this Waiver and Release nor the Agreement to provide the Severance Benefits to me. I understand that failure to revoke my acceptance of the offer within 7 calendar days from the date I sign this Waiver and Release will result in this Waiver and Release being permanent and irrevocable.

Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release. I acknowledge that this Waiver and Release sets forth the entire understanding and agreement between me and the Company and its affiliates concerning the subject matter of this Waiver and Release and supersedes any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Company and/or any of its affiliates.

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I acknowledge that I have read this Waiver and Release, have had an opportunity to ask questions and have it explained to me and that I understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of this Waiver and Release. By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arise out of acts, omissions, or events of the Company or any of its affiliates which occur after the date of the execution of this Waiver and Release.

EXECUTIVE:	APOTHECA THERAPEUTICS, INC.:

By:
Daniel Schmitt
Its:

Date:	Date:

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EXHIBIT B

CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

As a condition of employment with Apotheca Therapeutics, Inc., a Delaware corporation, its subsidiaries, affiliates, successors, or assigns (together, the "Company"), the receipt by Daniel Schmitt (the "Employee") of compensation now and hereafter paid to Employee by the Company, and in exchange for the Company's agreement to provide Employee with access to the Company's Confidential Information and Trade Secrets (as defined below) and the grant of stock to Employee, Employee and the Company enter into this Confidentiality, Non-Competition and Non-Solicitation Agreement (the "Agreement"), effective as of April 15, 2015.

2.             Confidential Information and Trade Secrets of Company. During the term of and in connection with Employee's employment with the Company, the Company will provide Employee with access to and the opportunity to become familiar with information concerning the business and affairs of the Company and/or its affiliates which is not generally known to persons who are not employees of Company, and which Company generally does not share other than with its employees, or with its customers and suppliers on an individual transactional basis (herein collectively referred to as the "Confidential Information and Trade Secrets"). Confidential Information and Trade Secrets may be written, verbal or recorded by electronic, magnetic or other methods, whether or not expressly identified as "Confidential" by Company.

(a)           Confidential Information and Trade Secrets includes, but is not limited to, the following information and materials:

(i)            Financial information of any kind pertaining to Company or any of its affiliates, including, without limitation, information about the profit margins, profitability, pricing, income and expenses of Company, any of its affiliates, or any of its or their respective products or lines of business;

(ii)           All information about and all communications received from, sent to or exchanged between Company or any of its affiliates, on the one hand, and any person or entity who or which has purchased, licensed, exchanged or otherwise entered into a transaction with Company or any of its affiliates, or to which Company or any of its affiliates has made a proposal with respect to the purchase, sale, license, exchange or other transaction involving any component, products or services which form any part of the Company Business (defined below) (such person or entity being hereinafter referred to as customer or customers), on the other hand;

(iii)          Any and all information and records relating to Company's or any of its affiliates' contracts or transactions with, or charges, prices or sales to, its customers, including invoices, proposals, confirmations, bills of ladings, statements, accounting records, bids, payment records or any other information or documents regarding amounts charged to or paid by customers, for any software, products or services which form any part of the Company Business; and

(iv)          trade secrets, technology, discoveries and improvements, know- how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions, designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data which have actual or potential commercial value and are not available in the public domain.

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The term "Confidential Information and Trade Secrets" shall also include all notes, analyses, compilations, studies, summaries, and other material prepared by Employee containing or based, in whole or in part, on any information included in the foregoing.

(b)           "Company Business" shall mean development and commercialization of drugs of specific mechanisms of action on defined biological targets that are licensed or may be licensed during the Executive's employment with the Company.

3.             Employee Confidentiality Obligations. Employee agrees to keep all Confidential Information and Trade Secrets confidential and to not disclose any such Confidential Information and Trade Secrets, directly or indirectly, to any person or entity without the prior express written consent of an authorized representative of Company (other than Employee), except as required in the course and scope of his employment with Company. Employee also agrees not to use such Confidential Information and Trade Secrets in any way, either during the term of his employment with Company or at any time thereafter, except as required in the course and scope of his employment with Company. All such Confidential Information and Trade Secrets, including but not limited to files, records, customer lists, manuals, documents, drawings, specifications, personal notes, personal property, and similar items related to the business of the Company, whether or not prepared by Employee, shall remain the exclusive property of the Company.

4.             Return of Documents, Equipment, Etc. Immediately upon the termination of Employee's employment with Company or whenever requested by Company, Employee shall return to an authorized representative of Company (other than Employee) all Confidential Information and Trade Secrets (whether prepared by Employee or otherwise and whether in Employee's possession or under Employee's reasonable control), and will not retain any copies, extracts or other reproductions in whole or in part of such Confidential Information and Trade Secrets. Upon Company's written request, all documents, memoranda, notes and other writings whatsoever (including all copies, extracts or other reproductions), prepared by Employee based on the information contained in the Confidential Information and Trade Secrets shall be destroyed, and such destruction shall be certified in writing to the Company by Employee. The return of such material shall not relieve the obligation of confidentiality or any other obligations created hereunder.

5.             Confidential Data of Customers of the Company. In the course of performing duties under this Agreement, Employee will have access to and be handling substantial information concerning customers and clients of the Company. All information is considered confidential by the Company and shall not be disclosed, directly or indirectly, to any person or entity prior to termination of Employee's employment with Company or thereafter without the prior written consent of the Company.

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6.             Inventions, Patents, and Copyright Works. "Intellectual Property" includes, but is not limited to: patents, patent applications, inventions (whether patentable or not), discoveries, improvements, designs, ideas (whether or not shown or described in writing or reduced to practice) scientific and technical information, data and know-how of any nature including, and in addition to, any Confidential Information and Trade Secrets, and certain trademarks, service marks, brand names, trade names, trade dress, names, logos, slogans, domain names, and copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression including, but limited to, literary works (including all written material), books, brochures, catalogs, manuals, training materials, directories, compilations of information, compilations of inspection or testing procedures, computer programs, software (object and source code), protocols, system architectures, advertisements, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, audio visual works, and the like, regardless of the form or manner in which documented or recorded, and all other intellectual property or proprietary rights, in each case whether or not subject to statutory registration or protection. As between Company and Employee, Employee recognizes, acknowledges, and agrees that Company is the owner of (x) all Intellectual Property related to the Company Business, (y) all Intellectual Property made, conceived, expressed, developed, or actually or constructively reduced to practice by Employee, solely or jointly with others, during the term of Employee's employment with Company, and (z) all Intellectual Property that uses, refers to, improves on, is derived from, is suggested by, results from or otherwise relates to the Company Business or any of the Company's Intellectual Property. Further, Employee agrees as follows:

(a)           Keep Records. Employee agrees to keep and maintain adequate and current written records of all Intellectual Property made by Employee (solely or jointly with others) during the term of Employee's employment with Company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(b)           Notification of Company. Employee agrees to promptly disclose to the Company all Intellectual Property and other proprietary information which Employee may author, create, make, conceive, or develop, either solely or jointly with others, whether inside or outside normal working hours or on or off Company premises, during the term of Employee's employment with the Company.

(c)           Transfer of Rights. Employee agrees that all Intellectual Property that Employee develops (in whole or in part, either alone or jointly with others) shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, mask-work rights, and registrations and other rights in connection therewith. Employee acknowledges that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of and during the period of Employee's employment with the Company shall be considered "works made for hire" under applicable copyright law, to the extent possible. Employee agrees to and does hereby assign, grant, and convey to the Company, its successors and assigns, Employee's entire right, title, and interest in and to all Intellectual Property and other proprietary rights and information which Employee may author, create, make, receive, or develop, either solely or jointly with others, whether inside or outside normal working hours or on or off Company premises, during the term of Employee's employment with the Company. To perfect the Company's ownership of such Intellectual Property, Employee hereby assigns to the Company all rights that Employee may have or acquire in such Intellectual Property, including the right to modify such Intellectual Property, and otherwise waives and/or releases all rights of restraint and moral rights in the Intellectual Property.

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(d)           Assistance in Preparation of Applications. As to all such Intellectual Property, Employee further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights, trade secrets, or other intellectual property or propriety rights, mask-work rights or other rights in such Intellectual Property in any and all countries, and Employee will execute all documents for use in applying for and obtaining such rights and enforcing them as the Company may desire, together with any assignments of them to the Company or persons designated by the Company. If the Company is unable for any reason whatsoever to secure Employee's signature to any lawful and necessary document required to apply for or execute any application with respect to such Intellectual Property (including renewals, extensions, continuations, divisions or continuations in whole or in part thereof), Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Employee's agents and attorneys-in-fact to act for and in Employee's behalf and to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trade secrets or other intellectual property or propriety rights, mask work rights or other rights thereon, with the same legal force and effect as if executed by Employee.

7.             Non-Competition and Non-Solicitation of Customers and Clients. Employee hereby acknowledges and recognizes that, throughout Employee's employment with the Company, Company agrees to give Employee access to certain of its Confidential Information and Trade Secrets concerning Company, its affiliates, and the Company Business. Company agrees to provide this information to Employee in order to allow Employee to perform Employee's duties as an employee for and on behalf of Company, and to develop relationships with customers, customer representatives, suppliers and supplier representatives of the Company.

(a)           Company agrees to provide, and to continue to provide, Employee with both specialized knowledge and education in Company's Business, in order to allow Employee to perform Employee's duties as an employee for and on behalf of Company in an efficient, proper and effective manner. Such knowledge and education may consist of verbal instructions and information, the furnishing of written materials, consultation and counseling, sales, staff and employee meetings, training sessions and seminars, in addition to formal or informal information and orientation methodologies and procedures. Employee will have access to certain of Company's transactional histories, and the details of prior purchases, sales, trades or exchanges, in order that Employee can learn Company's Business and/or improve Employee's skills, experience and knowledge.

(b)           In consideration of Company's employment of Employee as a highly valued employee, the Company's agreement to provide Employee with access to certain Confidential Information and Trade Secrets, and the Company's agreement to provide specialized knowledge and education, Employee agrees to refrain from competing with Company or otherwise engaging in Restricted Activities, as defined below, during the Restricted Period.

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(c)           Employee agrees that during the term of his employment with Company and for a period of one (1) year after the Employee's employment with the Company terminates (the "Restricted Period"), regardless of whether the termination occurs with or without cause and regardless of which party terminates such employment, Employee will not, directly or indirectly, on Employee's own behalf or as a shareholder, partner, member, investor, lender, principal, director, officer, employee, consultant or agent of any other person or entity, engage in any of the Restricted Activities.

(d)	"Restricted Activities" means and includes the following:

(i)            Conducting, engaging or participating, directly or indirectly, as the chief executive officer or division head, agent, independent contractor, consultant, partner, shareholder, investor, lender, underwriter, supplier, customer or in any other similar capacity, in any business that competes with any part of the Company's Business; and

(ii)           Recruiting, hiring, and/or attempting to recruit or hire, directly or by assisting others, any other employee, temporary or permanent, contract, part time or full time of the Company. For purposes of this covenant "any other employee" shall refer to employees who are under contract to provide services to the Company and who are still actively employed by the Company at the time of the attempted recruiting or hiring, or were so employed at any time within six (6) months prior to the time of such attempted recruiting or hiring.

(e)           The Company and Employee acknowledge that the provisions contained in this Section 6 shall not prevent Employee from owning, solely as an investment, directly or indirectly, securities of any publicly traded corporation engaged in the Company Business if Employee does not, directly or indirectly, beneficially own in the aggregate more than 5% of all classes of outstanding equity securities of such entity.

(f)            Employee and the Company agree that the limitations as to time and scope of activity to be restrained are reasonable and do not impose a greater restraint on Employee than is necessary to protect the property rights and other business interests of Company.

8.             Extraordinary Remedies and Attorneys' Fees. Company and Employee agree that any breach by Employee of any of the provisions or covenants contained in the Agreement would cause irreparable harm and damage to the Company, in an amount that would be difficult to quantify, measure, or ascertain. Therefore, in the event of a breach of this Agreement by Employee, the Company shall be entitled to seek relief through restraining order, injunction, and all other available remedies, including claims for monetary damages incurred because of such breach. These remedies may be pursued concurrently and in any order, and the pursuit of any of these remedies shall not be deemed to limit the other remedies available to the Company in law or in equity. If any action at law or in equity, including an action for declaratory or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

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9.             Survival of Provisions and Covenants. Each and every provision or covenant contained in this contract shall survive the termination of Employee's employment with Company as expressly provided herein, and shall constitute an independent agreement between Employee and the Company. Further, the existence of any claim by Employee against the Company shall not constitute a defense to the enforcement of its rights by the Company.

10.           Severability. It is the intent and agreement of the parties to this Agreement that, in case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein except that this shall not prohibit any modification allowed or agreed upon pursuant to the terms of this Agreement or any right of reformation.

11.           Assignment. This Agreement is binding upon and shall inure to the benefit of the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs, and assigns. Notwithstanding the foregoing, the rights, duties and benefits to Employee hereunder are personal to Employee, and no such right or benefit may be assigned by it. The Company shall have the right to assign or transfer this Agreement to its successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of Company's assets or all of its stock, or with which Company merges or consolidates. Any purported assignment of this Agreement, other than as provided above, shall be void.

12.           Previously Received Information. Employee hereby represents to the Company that Employee is under no obligation or agreement that would prevent Employee from becoming an employee of the Company or carrying out the duties of Employee's proposed position of employment with the Company.

13.           Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the procedural and substantive laws of the State of Delaware. The Company and Employee irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state or federal courts located in Tarrant County, Texas as the sole venue and location for any actions, suits, or proceedings arising out of or relating to any aspect of this Agreement and all issues arising out of or relating to the employment relationship between the Company and Employee.

14.           Employee Acknowledgement. Employee recognizes and acknowledges that Employee has freely entered into this Agreement for the full consideration expressed herein, the sufficiency and receipt of which Employee hereby acknowledges, and that Employee has had the opportunity to consult with counsel of Employee's choice with full knowledge and careful consideration of the consequences and meaning of execution of this Agreement.

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15.           Entire Agreement. Upon Employee's acceptance, this letter will contain the entire agreement and understanding between Employee and the Company with respect to the matters addressed herein and shall supersede any prior or contemporaneous agreements, understandings, communications, offers, representations, warranties, or commitments by or on behalf of the Company and its affiliates (oral or written). The terms of Employee's employment may in the future be amended, but only in writing signed by both Employee and a duly authorized officer of the Company.

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AGREED AND ACCEPTED:		AGREED AND ACCEPTED:
APOTHECA THERAPEUTICS, INC.		“EMPLOYEE”

By:	/s/ Leslie Wayne Kreis, Jr.
Name:	Leslie Wayne Kreis, Jr.	Signature
Title:	Director	/s/ Dan Schmitt
Dan Schmitt

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 5th day of February, 2016, by and between Actuate Therapeutics, Inc. (f/k/a Apotheca Therapeutics, Inc.), a Delaware corporation (the “Company”), and Daniel Schmitt, an individual currently residing at [***] (the “Executive” and together with the Company, the “Parties” and each individually, a “Party”).

R E C I T A L S

WHEREAS, Each Party is a party to that certain Employment Agreement, dated April 15, 2015 (the “Employment Agreement”); and

WHEREAS, in consideration of the services performed by the Executive for and on behalf of the Company to the date hereof, and the services that the Company expects the Executive to perform for and on behalf of the Company from and after the date hereof, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all of the Parties, the Parties do hereby agree and bind themselves as follows:

1.            Section 3(a).  of the Employment Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

(a)            Base Salary. The Company shall pay to the Executive a salary at the annual rate of $120,000 (the “Base Salary”), payable in substantially equal installments at such intervals as may be determined by the Company in accordance with the Company’s then current ordinary payroll practices as established from time to time. As of the first day of the payroll cycle that includes the Financing Date, the Executive’s Base Salary shall be increased to an annual rate of $220,000. In the event that the Financing Date occurs on a date other than the first day of a payroll cycle, the Executive shall, with respect to such payroll cycle, be entitled to compensation equal to the sum of (i) a prorated Base Salary at the annual rate of $120,000 based on the number of days in such payroll cycle that precede the Financing Date and (ii) a prorated Base Salary at the annual rate of $220,000 for the remaining number of days in such payroll cycle. Such proration shall be calculated by dividing the applicable annual rate of Base Salary by the number of payroll cycles within the calendar year and multiplying such quotient by a fraction, the numerator of which shall be the number of days in such payroll cycle during which such annual rate of Base Salary is in effect and the denominator of which shall be the total number of days in such payroll cycle. The Base Salary shall be reviewed in good faith by the Board, based upon the Executive’s performance, within six months of the Financing Date and, thereafter, not less often than annually.

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2.            Section 3(d). Section 3 of the Employment Agreement is hereby amended by adding the following as new Section 3(d):

(d)            Incentive Awards. Promptly following the Financing Date, the Company shall: (a) either (i) create and submit for approval of the Company’s stockholders a new equity incentive plan (the “New Plan”), which shall be substantially similar to the Company’s existing 2015 Stock Incentive Plan (the “Existing Plan”), and which will provide for the issuance of a number of shares of common stock of the Company, par value $0.000001 per share (“Common Stock”), equal to ten percent (10%) of the total then-issued and outstanding shares of Common Stock, on a fully-diluted basis (assuming, among other things, the conversion of all then-issued and outstanding shares of preferred stock into shares of Common Stock, as applicable), or (ii) amend the Existing Plan such that new shares of Common Stock equal to ten percent (10%) of the total then-issued and outstanding shares of Common Stock, on a fully-diluted basis (assuming, among other things, the conversion of all then-issued and outstanding shares of preferred stock into shares of Common Stock, as applicable) are available for issuance under the Existing Plan, as amended, and (b) grant restricted shares of Common Stock to Executive under the New Plan or the Existing Plan, as amended, in an aggregate amount equal to the amount of shares of Common Stock that will result in Executive owning, together with any other shares of capital stock of the Company (whether vested or unvested) that are then owned by Executive, five percent (5%) of the total then-issued and outstanding shares of Common Stock at that time, on a fully-diluted basis (assuming, among other things, the conversion of all then-issued and outstanding shares of preferred stock into shares of Common Stock, as applicable) (such shares of Common Stock, the “New Restricted Shares”), which New Restricted Shares shall vest in equal twenty-five percent (25%) installments at each of the following times (which need not occur in the following order): (i) the date of award; (ii) the date that the Company hires a person to serve as the Company’s Chief Science Officer, Vice President of Clinical Operations, or similar position (which hiring is approved by the Board of Directors of the Company); (iii) the date that the Company submits an application for “Investigation of New Drug” to the United States Food and Drug Administration; and (iv) the date that the Company consummates (A) a strategic partnership, alliance or similar transaction with an unaffiliated third party, or (B) consummates a transaction with an unaffiliated third party pursuant to which the Company licenses all or some of its proprietary technology to such unaffiliated third party, in either such case described in (A) or (B), which does, or, at the time that such transaction is consummated, is reasonably expected to, result in aggregate gross proceeds to the Company of at least $25 million. All awards described above shall be subject to the terms of an award agreement entered into between the Company and Executive. In addition to the foregoing, Executive may be granted additional equity incentive awards from time to time during the term of this Agreement, each of which shall vest based on the achievement of specified performance objectives (whether of Executive, the Company, or both) and such other factors as approved by the Company. Such equity incentive awards shall be subject to the terms of the applicable award agreement, which need not be identical.

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3.            No Other Changes. Except as set forth in this Amendment, the other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any Party heretofore or hereafter arising under or related to the Employment Agreement. From and after the date hereof, references in the Employment Agreement to “this Agreement” shall be construed to refer to the Employment Agreement as amended hereby, unless the context clearly otherwise requires.

4.            General Provisions. The provisions of Sections 8(d), 8(g) and 8(q) of the Employment Agreement apply to this Amendment as if set forth herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth hereinabove.

COMPANY:

ACTUATE THERAPEUTICS, INC.

By:	/s/ Daniel M. Schmitt
Name:	Daneil M. Schmitt
Title:	President & CEO

EXECUTIVE:

/s/ Daniel Schmitt
Daniel Schmitt

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 28th day of September, 2017, by and between Actuate Therapeutics, Inc. (f/k/a Apotheca Therapeutics, Inc.), a Delaware corporation (the “Company”), and Daniel Schmitt, an individual currently residing at [***] (the “Executive” and together with the Company, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, each of the Company and the Executive is a party to that certain Employment Agreement, dated April 15, 2015, as amended on February 5, 2016 (the “Employment Agreement”); and

WHEREAS, in consideration of the services performed by the Executive for and on behalf of the Company to the date hereof, and the services that the Company expects the Executive to perform for and on behalf of the Company from and after the date hereof, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby agree and bind themselves as follows. Capitalized terms used, but not defined, in this Amendment, shall have the meanings set forth in the Employment Agreement.

1.            Section 3(a). If and when the Company receives the “Pre-Clinical Development Milestone Payment” from Sotio a.s. (“Sotio”), pursuant to Section 8.3(a) of the License and Collaboration Agreement, dated August 28, 2017, by and between the Company and Sotio (the “Sotio Milestone”) and without further action by the parties, Section 3(a) of the Employment Agreement shall be amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(a)          Base Salary. The Company shall pay to the Executive a salary at the annual rate of $300,000 (the “Base Salary”), payable in substantially equal installments at such intervals as may be determined by the Company in accordance with the Company’s then current ordinary payroll practices as established from time to time. The Base Salary shall be reviewed in good faith by the Board based upon the Executive’s performance not less often than annually.”

2.            Section 3(e). If and when the Sotio Milestone occurs (the date of such occurrence, the “Milestone Date”) and without further action by the parties, Section 3 of the Employment Agreement shall be amended by adding the following as a new Section 3(e):

“(e)          Annual Bonus. In addition to the compensation set forth in Sections 3(a) through (d), the Executive shall be eligible to receive a bonus equal to up to 25% of the Executive’s Base Salary, which shall be payable upon the achievement of three milestones that shall be mutually agreed upon between the Company and the Executive on an annual basis.”

3.            Additional Incentive Awards. If and when the Sotio Milestone occurs, the Company shall grant shares of Common Stock to the Executive under the Existing Plan in an amount equal to 1.0% of the issued and outstanding shares of Common Stock as of the Milestone Date on a fully diluted basis (such shares of Common Stock, the “Amendment Shares”). The Amendment Shares will be “restricted shares” and will be subject to vesting as follows and in accordance with the terms of a Restricted Award Agreement and a Stock Restriction Agreement, each to be executed as of the Milestone Date:

(a)            25% of the Amendment Shares shall vest on the one year anniversary of the Milestone Date (the “Anniversary Date”); and

(b)            the remaining unvested Amendment Shares shall vest in equal installments on a monthly basis during the thirty-six (36) months following the Anniversary Date.

In addition, and regardless of whether the Sotio Milestone occurs, in the event the Company is sold on or prior to March 1, 2020 for cash in a transaction valued at or above $150,000,000 (a “Sale Transaction”), immediately prior to the consummation of such Sale Transaction, the Executive shall be granted shares of Common Stock under the Existing Plan representing 2.0% of the issued and outstanding shares of Common Stock on the day immediately prior to the closing of the Sale Transaction on a fully diluted basis (the “Transaction Shares”). The Transaction Shares shall be fully vested as of the date of grant. For purposes of this Amendment, a Sale Transaction shall include a sale of all of the capital securities of the company or a sale of substantially all of the Company’s assets in a single transaction or series of related transactions, or a merger of the Company with another entity regardless of whether the Company is the surviving entity in such transaction.

4.            Cash Bonus. Upon execution of this Amendment by both parties, the Company shall pay to the Executive a cash bonus equal to $25,000.

5.            Sotio Bonus. In addition to the bonus set forth in Section 4, Executive shall be entitled to a cash bonus equal to $25,000 upon achievement of the Sotio Milestone.

6.            Retroactive Salary. The Parties agree that, upon achievement of the Sotio Milestone, Executive shall be entitled to receive a retroactive salary increase equal to the difference between the Base Salary actually paid to Executive and the Base Salary set forth in Section 1 for the period beginning on March 17, 2017 and ending on the Milestone Date (the “Retroactive Salary”). The Retroactive Salary shall be payable to Executive in a lump sum in cash immediately following achievement of the Sotio Milestone.

7.            No Other Changes. Except as set forth in this Amendment, the other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any Party heretofore or hereafter arising under or related to the Employment Agreement. From and after the date hereof, references in the Employment Agreement to “this Agreement” shall be construed to refer to the Employment Agreement as amended hereby, unless the context clearly otherwise requires.

8.            General Provisions. The provisions of Sections 8(d), 8(g) and 8(q) of the Employment Agreement apply to this Amendment as if set forth herein, mutatis mutandis.

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[Signature Page Follows]

[Signature Page to Second Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date set forth above.

EXECUTIVE	ACTUATE THERAPEUTICS, INC.

/s/ Daniel Schmitt	By:	/s/ Aaron Fletcher
Daniel Schmitt	Name:	Aaron Fletcher
	Title:	Director

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 23rd day of September, 2018 (the “Effective Date”), by and between Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), and Daniel Schmitt, an individual currently residing at [***] (the “Executive” and together with the Company, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, each of the Company and the Executive is a party to that certain Employment Agreement, dated April 15, 2015 (the “Original Agreement”), as amended on February 5, 2016 (the “First Amendment”) and September 28, 2017 (the “Second Amendment,” together with the Original Agreement and the First Amendment, the “Employment Agreement”); and

WHEREAS, in consideration of the services performed by the Executive for and on behalf of the Company to the date hereof, and the services that the Company expects the Executive to perform for and on behalf of the Company from and after the date hereof, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby agree and bind themselves as follows. Capitalized terms used, but not defined, in this Amendment, shall have the meanings set forth in the Employment Agreement.

1.            Section 3(a). of the Employment Agreement shall be amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(a)      Base Salary. The Company shall pay to the Executive a salary at the annual rate of $300,000 (the “Base Salary”), payable in substantially equal installments at such intervals as may be determined by the Company in accordance with the Company’s then current ordinary payroll practices as established from time to time. The Base Salary and Executive’s performance plan milestones shall be reviewed in good faith by the Board based upon the Executive’s performance no later than the earlier to occur of (i) March 6, 2019, or (ii) the closing date of a Qualified Financing (as hereinafter defined) and, thereafter, not less often than annually. For purposes of this Agreement, “Qualified Financing” shall mean the next transaction or series of related transactions pursuant to which the Company issues and sells shares of its common or preferred equity securities in exchange for aggregate gross proceeds of at least $15,000,000.00, including amounts issued upon conversion of convertible indebtedness validly issued and outstanding at the time of the Qualified Financing.”

2.            Section 3(e). Upon the closing of a Qualified Financing (the “Qualified Financing Closing”) and without further action by the parties, Section 3 of the Employment Agreement shall be amended by adding the following as a new Section 3(e):

“(e)          Annual Bonus. In addition to the compensation set forth in Sections 3(a) through (d), the Executive shall be eligible to receive a bonus equal to up to 25% of the Executive’s Base Salary, which shall be payable upon the achievement of three milestones that shall be mutually agreed upon between the Company and the Executive on an annual basis.”

3.            Second Amendment. Paragraphs 1, 2, 3, 5 and 6 of the Second Amendment are hereby deleted in their entirety.

4.            Additional Incentive Awards.

(a)            If and when the Qualified Financing Closing occurs (the “Qualified Financing Date”), the Company shall grant shares of Common Stock to the Executive under the Existing Plan in an amount such that the aggregate number of shares of Common Stock owned by the Executive as of the Qualified Financing Date equals 5.0% of the issued and outstanding shares of Common Stock as of the Qualified Financing Date on a fully diluted basis (such shares of Common Stock, the “Amendment Shares”). The Amendment Shares will be “restricted shares” and will be subject to vesting as follows and in accordance with the terms of a Restricted Award Agreement and a Stock Restriction Agreement, each to be executed as of the Qualified Financing Date:

(i)            One-third of the Amendment Shares shall vest on the first date of treatment of the first patient in an 1801 study;

(ii)           One-third of the Amendment Shares shall vest upon the Company’s receipt of regulatory approval to conduct a clinical trial of 9-ING-41 outside the United States; and

(iii)           One-third shall vest on the first date of treatment of the third adult or pediatric patient with 9-ING-41 in combination with another chemotherapy agent.

(b)            If and when the Qualified Financing Closing occurs, and immediately following issuance of the Amendment Shares (the “Additional Share Grant Time”), the Company shall grant to the Executive additional shares of Common Stock under the Existing Plan equal to 1.0% of the issued and outstanding shares of Common Stock as of the Additional Share Grant Time on a fully diluted basis (which fully diluted basis calculation shall take into consideration the Amendment Shares previously issued to the Executive) (such shares of Common Stock, the “Additional Shares”). The Additional Shares will be “restricted shares” and will be subject to vesting as follows and in accordance with the terms of a Restricted Award Agreement and a Stock Restriction Agreement, each to be executed as of the Additional Share Grant Time:

(i)            25% of the Additional Shares shall vest on the one year anniversary of the Qualified Financing Date (the “Anniversary Date”); and

(ii)           the remaining unvested Additional Shares shall vest in equal installments on a monthly basis during the thirty-six (36) months following the Anniversary Date.

(c)            In addition, and regardless of whether the Qualified Financing Closing occurs, in the event the Company is sold on or prior to March 1, 2022 for cash in a transaction valued at or above $300,000,000 (a “Sale Transaction”), immediately prior to the consummation of such Sale Transaction, the Executive shall be granted that number of shares of Common Stock under the Existing Plan such that the Executive’s aggregate ownership of shares of Common Stock as of the date of such grant is equal to 8.0% of the issued and outstanding shares of Common Stock on a fully diluted basis (the “Transaction Shares”). The Transaction Shares shall be fully vested as of the date of grant. For purposes of this Amendment, a Sale Transaction shall include a sale of all of the capital securities of the Company or a sale of substantially all of the Company’s assets in a single transaction or series of related transactions, or a merger of the Company with another entity regardless of whether the Company is the surviving entity in such transaction.

5.            Qualified Financing Bonus. Executive shall be entitled to receive a cash bonus equal to $25,000 on the Qualified Financing Date.

6.            Retroactive Salary. The Parties agree that, upon the occurrence of the Qualified Financing Closing, Executive shall be entitled to receive an amount representing a retroactive salary increase, which shall be calculated as the difference between the Base Salary actually paid to Executive and the Base Salary set forth in Section 1 for the period beginning on March 17, 2017 and ending on the day immediately prior to the Effective Date (the “Retroactive Salary”). The Retroactive Salary shall be payable to Executive in a lump sum in cash on the Qualified Financing Date.

7.            No Other Changes. Except as set forth in this Amendment, the other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any Party heretofore or hereafter arising under or related to the Employment Agreement. From and after the date hereof, references in the Employment Agreement to “this Agreement” shall be construed to refer to the Employment Agreement as amended hereby, unless the context clearly otherwise requires.

8.            General Provisions. The provisions of Sections 8(d), 8(g) and 8(q) of the Employment Agreement apply to this Amendment as if set forth herein, mutatis mutandis.

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[Signature Page Follows]

[Signature Page to Third Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date set forth above.

EXECUTIVE	ACTUATE THERAPEUTICS, INC.

/s/ Daniel Schmitt	By:	/s/ Daniel M. Schmitt
Daniel Schmitt	Name:	Daniel M. Schmitt
	Title:	President & CEO

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 29th day of January, 2019 (the “Effective Date”), by and between Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), and Daniel Schmitt, an individual currently residing at [***] (the “Executive” and together with the Company, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, each of the Company and the Executive is a party to that certain Employment Agreement, dated April 15, 2015 (the “Original Agreement”), as amended on February 5, 2016 (the “First Amendment”), September 28, 2017 (the “Second Amendment”), and September 23, 2018 (the “Third Amendment,” together with the Original Agreement, the First Amendment and the Second Amendment, the “Employment Agreement”); and

WHEREAS, in consideration of the services performed by the Executive for and on behalf of the Company to the date hereof, and the services that the Company expects the Executive to perform for and on behalf of the Company from and after the date hereof, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby agree and bind themselves as follows. Capitalized terms used, but not defined, in this Amendment, shall have the meanings set forth in the Employment Agreement.

1.            Section 3(a). of the Employment Agreement shall be amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(a)          Base Salary. The Company shall pay to the Executive a salary at the annual rate of $300,000 (the “Base Salary”), payable in substantially equal installments at such intervals as may be determined by the Company in accordance with the Company’s then current ordinary payroll practices as established from time to time. The Base Salary and Executive’s performance plan milestones shall be reviewed in good faith by the Board based upon the Executive’s performance no later than the earlier to occur of (i) March 6, 2019, or (ii) the closing date of a Qualified Financing (as hereinafter defined) and, thereafter, not less often than annually. For purposes of this Agreement, “Qualified Financing” shall mean the next transaction or series of related transactions pursuant to which the Company issues and sells shares of its common or preferred equity securities in exchange for aggregate gross proceeds of at least $13,000,000.00, including amounts issued upon conversion of convertible indebtedness validly issued and outstanding at the time of the Qualified Financing.”

2.            Paragraph 4(a) of the Third Amendment. Paragraph 4(a) of the Third Amendment shall be amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(a)          If and when the Qualified Financing Closing occurs (the “Qualified Financing Date”), the Company shall grant shares of Common Stock to the Executive under the Existing Plan in an amount such that the aggregate number of shares of Common Stock owned by the Executive as of the Qualified Financing Date equals 4.62% of the issued and outstanding shares of Common Stock as of the Qualified Financing Date on a fully diluted basis (such shares of Common Stock, the “Amendment Shares”). The Amendment Shares will be “restricted shares” and will be subject to vesting as follows and in accordance with the terms of a Restricted Award Agreement and a Stock Restriction Agreement, each to be executed as of the Qualified Financing Date:

(i)            One-third of the Amendment Shares shall vest on the first date of treatment of the first patient in an 1801 study;

(ii)           One-third of the Amendment Shares shall vest upon the Company’s receipt of regulatory approval to conduct a clinical trial of 9-ING-41 outside the United States; and

(iii)          One-third shall vest on the first date of treatment of the third adult or pediatric patient with 9-ING-41 in combination with another chemotherapy agent.”

3.            Paragraphs 4(b) of the Third Amendment. Paragraph 4(b) of the Third Amendment shall be amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(b)          RESERVED.”

4.            No Other Changes. Except as set forth in this Amendment, the other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any Party heretofore or hereafter arising under or related to the Employment Agreement. From and after the date hereof, references in the Employment Agreement to “this Agreement” shall be construed to refer to the Employment Agreement as amended hereby, unless the context clearly otherwise requires.

5.            General Provisions. The provisions of Sections 8(d), 8(g) and 8(q) of the Employment Agreement apply to this Amendment as if set forth herein, mutatis mutandis.

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[Signature Page Follows]

[Signature Page to Fourth Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date set forth above.

EXECUTIVE	ACTUATE THERAPEUTICS, INC.

/s/ Daniel Smith	By:	/s/ Daniel M. Smith
Daniel Schmitt	Name:	Daniel M. Schmitt
	Title:	President & CEO

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 3rd day of September, 2019 (the “Effective Date”), by and between Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), and Daniel Schmitt, an individual currently residing at [***] (the “Executive” and together with the Company, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, each of the Company and the Executive is a party to that certain Employment Agreement, dated April 15, 2015 (the “Original Agreement”), as amended on February 5, 2016 (the “First Amendment”), September 28, 2017 (the “Second Amendment”), September 23, 2018 (the “Third Amendment”), and January 29, 2019 (the “Fourth Amendment,” together with the Original Agreement, the First Amendment, the Second Amendment and the Third Amendment, the “Employment Agreement”); and

WHEREAS, in consideration of the services performed by the Executive for and on behalf of the Company to the date hereof, and the services that the Company expects the Executive to perform for and on behalf of the Company from and after the date hereof, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby agree and bind themselves as follows. Capitalized terms used, but not defined, in this Amendment, shall have the meanings set forth in the Employment Agreement.

1.            Section 3(a). The first sentence of Section 3(a) of the Employment Agreement shall be amended by deleting such sentence in its entirety and substituting the following in lieu thereof:

“(a)          Base Salary. The Company shall pay to the Executive a salary at the annual rate of $400,000 (the “Base Salary”), payable in substantially equal installments at such intervals as may be determined by the Company in accordance with the Company’s then current ordinary payroll practices as established from time to time.”

2.            Section 3(e). of the Employment Agreement shall be amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(e)          Annual Bonus. In addition to the compensation set forth in Sections 3(a) through (d), the Executive shall be eligible to receive a bonus equal to up to 25% of the Executive’s Base Salary (the “Annual Bonus”), seventy percent (70%) of which shall be payable upon the achievement of milestones that shall be mutually agreed upon between the Company and the Executive on an annual basis and thirty percent (30%) of which shall be payable at the discretion of the Company’s Board of Directors.”

3.            Paragraph 4(c) of the Third Amendment. Paragraph 4(c) of the Third Amendment shall be amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(c)          In addition, in the event the Company is sold at any time between January 1, 2021 and March 1, 2022 for cash in a transaction valued at or above a per share price of $29.56 (a “Sale Transaction”), immediately prior to the consummation of such Sale Transaction, the Executive shall be granted that number of shares of Common Stock under the Existing Plan such that the Executive’s aggregate ownership of shares of Common Stock as of the date of such grant is equal to 8.0% of the issued and outstanding shares of Common Stock on a fully diluted basis (the “Transaction Shares”). The Transaction Shares shall be fully vested as of the date of grant. For purposes of this Amendment, a Sale Transaction shall include a sale of all of the capital securities of the Company or a sale of substantially all of the Company’s assets in a single transaction or series of related transactions, or a merger of the Company with another entity regardless of whether the Company is the surviving entity in such transaction.”

4.            Early Exit Bonus. In the event the Company is sold at any time between the Effective Date and December 31, 2020 (an “Early Exit Sale Transaction”), the Executive shall be entitled to receive a cash bonus equal to (a) 25% of the Executive’s Base Salary, plus (b) an amount equal to the Base Salary that would have been paid to the Executive for the period beginning on the date the Early Exit Sale Transaction is consummated (the “Early Exit Closing Date”) and March 1, 2022 if the Early Exit Sale Transaction had not been consummated (the “Early Exit Bonus”). The Early Exit Bonus shall be payable in a lump sum in cash on or before the Early Exit Closing Date.

5.            Retroactive Salary. The Parties agree that, on the Effective Date, the Executive shall be entitled to receive a retroactive salary increase equal to the difference between the Base Salary actually paid to the Executive and the Base Salary set forth in Section 1 of this Amendment for the period beginning on June 1, 2019 and ending on the Effective Date (the “Retroactive Salary”). The Retroactive Salary shall be payable to the Executive in a lump sum in cash on the Effective Date.

6.            No Other Changes. Except as set forth in this Amendment, the other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any Party heretofore or hereafter arising under or related to the Employment Agreement. From and after the date hereof, references in the Employment Agreement to “this Agreement” shall be construed to refer to the Employment Agreement as amended hereby, unless the context clearly otherwise requires.

7.            General Provisions. The provisions of Sections 8(d), 8(g) and 8(q) of the Employment Agreement apply to this Amendment as if set forth herein, mutatis mutandis.

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[signatures on next page]

[Signature Page to Fifth Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date set forth above.

EXECUTIVE	ACTUATE THERAPEUTICS, INC.

/s/ Daniel Schmitt	By:	/s/ Daniel M. Schmitt
Daniel Schmitt	Name:	Daniel M. Schmitt
	Title:	President & CEO

SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT

This SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the first day of August, 2022 (the “Effective Date”), by and between Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), and Daniel Schmitt, an individual currently residing at [***] (the “Executive” and together with the Company, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, each of the Company and the Executive is a party to that certain Employment Agreement, dated April 15, 2015 (the “Original Agreement”), as amended on February 5, 2016 (the “First Amendment”), September 28, 2017 (the “Second Amendment”), September 23, 2018 (the “Third Amendment”), January 29, 2019 (the “Fourth Amendment), and September 3, 2019 (the “Fifth Amendment,” together with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Employment Agreement”); and

WHEREAS, in consideration of the services performed by the Executive for and on behalf of the Company to the date hereof, and the services that the Company expects the Executive to perform for and on behalf of the Company from and after the date hereof, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby agree and bind themselves as follows. Capitalized terms used, but not defined, in this Amendment, shall have the meanings set forth in the Employment Agreement.

1.            Paragraph 4(c) of the Third Amendment. Paragraph 4(c) of the Third Amendment, as such paragraph was amended by the Fifth Amendment, shall be amended by deleting such paragraph in its entirety and substituting the following in lieu thereof:

“(c)          In addition, in the event the Company is sold at any time on or prior to March 31, 2024 for cash in a transaction valued at or above a per share price of $29.56 (a “Sale Transaction”), immediately prior to the consummation of such Sale Transaction, the Executive shall be granted that number of shares of Common Stock under the Existing Plan such that the Executive’s aggregate ownership of shares of Common Stock as of the date of such grant (taking into account any shares owned by Executive separate and apart from the shares awarded in the Sale Transaction) is equal to 6.0% of the issued and outstanding shares of Common Stock on a fully diluted basis (the “Transaction Shares”), which percentage may be increased at the discretion of the Board. The Transaction Shares shall be fully vested as of the date of grant. For purposes of this Amendment, a Sale Transaction shall include a sale of all of the capital securities of the Company or a sale of substantially all of the Company’s assets in a single transaction or series of related transactions, or a merger of the Company with another entity regardless of whether the Company is the surviving entity in such transaction.”

2.            No Other Changes. Except as set forth in this Amendment, the other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any Party heretofore or hereafter arising under or related to the Employment Agreement. From and after the date hereof, references in the Employment Agreement to “this Agreement” shall be construed to refer to the Employment Agreement as amended hereby, unless the context clearly otherwise requires.

3.            General Provisions. The provisions of Sections 8(d), 8(g) and 8(q) of the Employment Agreement apply to this Amendment as if set forth herein, mutatis mutandis.

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[signatures on next page]

[Signature Page to Sixth Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date set forth above.

EXECUTIVE	ACTUATE THERAPEUTICS, INC.

/s/ Daniel Schmitt	By:	/s/ Daniel M. Schmitt
Daniel Schmitt	Name:	Daniel M. Schmitt
	Title:	President & CEO

SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 27th day of January, 2023 (the “Effective Date”), by and between Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), and Daniel Schmitt, an individual currently residing at [***] (the “Executive” and together with the Company, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, each of the Company and the Executive is a party to that certain Employment Agreement, dated April 15, 2015 (the “Original Agreement”), as amended on February 5, 2016 (the “First Amendment”), September 28, 2017 (the “Second Amendment”), September 23, 2018 (the “Third Amendment”), January 29, 2019 (the “Fourth Amendment), September 3, 2019 (the “Fifth Amendment”), and August 1, 2022 (the “Sixth Amendment,” together with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Employment Agreement”); and

WHEREAS, in consideration of the services performed by the Executive for and on behalf of the Company to the date hereof, and the services that the Company expects the Executive to perform for and on behalf of the Company from and after the date hereof, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby agree and bind themselves as follows. Capitalized terms used, but not defined, in this Amendment, shall have the meanings set forth in the Employment Agreement.

1.            Section 3(e). of the Employment Agreement shall be amended by deleting such section in its entirety and substituting the following in lieu thereof:

“(e)          Annual Bonus. In addition to the compensation set forth in Sections 3(a) through (d), the Executive shall be eligible to receive a bonus equal to up to 50% of the Executive’s Base Salary (the “Annual Bonus”), seventy percent (70%) of which shall be payable upon the achievement of milestones that shall be mutually agreed upon between the Company and the Executive on an annual basis and thirty percent (30%) of which shall be payable at the discretion of the Company’s Board of Directors.”

2.            No Other Changes. Except as set forth in this Amendment, the other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any Party heretofore or hereafter arising under or related to the Employment Agreement. From and after the date hereof, references in the Employment Agreement to “this Agreement” shall be construed to refer to the Employment Agreement as amended hereby, unless the context clearly otherwise requires.

3.            General Provisions. The provisions of Sections 8(d), 8(g) and 8(q) of the Employment Agreement apply to this Amendment as if set forth herein, mutatis mutandis.

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[signatures on next page]

[Signature Page to Seventh Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date set forth above.

EXECUTIVE	ACTUATE THERAPEUTICS, INC.

/s/ Daniel Schmitt	By:	/s/ Daniel M. Schmitt
Daniel Schmitt	Name:	Daniel M. Schmitt
	Title:	President & CEO

EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT

This EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 12th day of December, 2023 (the “Effective Date”), by and between Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), and Daniel Schmitt, an individual currently residing at [***] (the “Executive” and together with the Company, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, each of the Company and the Executive is a party to that certain Employment Agreement, dated April 15, 2015 (the “Original Agreement”), as amended on February 5, 2016 (the “First Amendment”), September 28, 2017 (the “Second Amendment”), September 23, 2018 (the “Third Amendment”), January 29, 2019 (the “Fourth Amendment), September 3, 2019 (the “Fifth Amendment”), August 1, 2022 (the “Sixth Amendment”), and January 27, 2023 (the “Seventh Amendment,” together with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, the “Employment Agreement”); and

WHEREAS, in consideration of the services performed by the Executive for and on behalf of the Company to the date hereof, and the services that the Company expects the Executive to perform for and on behalf of the Company from and after the date hereof, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby agree and bind themselves as follows. Capitalized terms used, but not defined, in this Amendment, shall have the meanings set forth in the Employment Agreement.

1.            Paragraph 4(c) of the Third Amendment. Paragraph 4(c) of the Third Amendment, as such paragraph was amended by the Fifth Amendment and the Sixth Amendment, shall be amended by deleting such paragraph in its entirety and substituting the following in lieu thereof:

“(c)      In addition, in the event the Company is sold at any time on or prior to December 31, 2026 for cash in a transaction valued at or above a per share price of $29.56 (a “Sale Transaction”), immediately prior to the consummation of such Sale Transaction, the Executive shall be granted that number of shares of Common Stock under the Existing Plan such that the Executive’s aggregate ownership of shares of Common Stock as of the date of such grant (taking into account any shares owned by Executive separate and apart from the shares awarded in the Sale Transaction) is equal to 8.0% of the issued and outstanding shares of Common Stock on a fully diluted basis (the “Transaction Shares”). The Transaction Shares shall be fully vested as of the date of grant. For purposes of this Amendment, a Sale Transaction shall include a sale of all of the capital securities of the Company or a sale of substantially all of the Company’s assets in a single transaction or series of related transactions, or a merger of the Company with another entity regardless of whether the Company is the surviving entity in such transaction.”

2.            Paragraph 4 of the Fifth Amendment. Paragraph 4(c) of the Fifth Amendment shall be amended by deleting such paragraph in its entirety and substituting the following in lieu thereof:

“Sale Transaction Bonus. In the event the Company consummates a Sale Transaction, the Executive shall also be entitled to receive a cash bonus equal to 100% of the Executive’s Base Salary (the “Sale Transaction Bonus”). The Sale Transaction Bonus shall be separate and apart from any other bonus amounts to which Executive shall be entitled under the Employment Agreement and shall be payable in a lump sum in cash on or before the date the Sale Transaction is consummated.”

3.            Additional Incentive and Bonus Awards.

(a)            In the event on or before December 31, 2026 the Company receives $100 million or more in Gross Revenue (as hereinafter defined) (the “Global Licensing Threshold”) pursuant to a licensing arrangement between the Company and any third party, regardless of whether such Gross Revenue is derived within or outside the United States, and provided that such Global Licensing Threshold is met within the twelve months following the effective date of such licensing arrangement, the Company shall grant to the Executive shares of Common Stock under the Existing Plan in an amount such that the aggregate number of shares of Common Stock owned by the Executive (taking into account any shares owned by Executive separate and apart from any shares awarded pursuant to this Section 3(a)) on the date the Global Licensing Threshold is met (the “Global Threshold Date”) equals 6.0% of the issued and outstanding shares of Common Stock as of the Global Threshold Date on a fully diluted basis (such shares of Common Stock, the “Global Licensing Shares”). The Global Licensing Shares shall be fully vested as of the date of grant. In addition, in the event the Global Licensing Threshold is achieved, the Executive shall be entitled to receive a cash bonus equal to 50% of the Executive’s Base Salary (the “Global Licensing Bonus”). The Global Licensing Bonus shall be separate and apart from any other bonus amounts to which Executive shall be entitled under the Employment Agreement and shall be payable in a lump sum as soon as practicable following the Global Threshold Date. For purposes of Sections 3(a) and (b), “Gross Revenue” shall mean any value received by the Company, regardless of the form in which received, including, but not limited to, all royalty payments, revenue share payments, milestone payments, and funds received by the Company to subsidize research and development, product commercialization, regulatory approvals and similar activities.

(b)            In the event on or before December 31, 2026 the Company receives $50 million but less than $100 million in Gross Revenue (the “EU Licensing Threshold”) pursuant to a licensing arrangement between the Company and any third party for Gross Revenue derived from the European Union, and provided that such EU Licensing Threshold is met within the twelve months following the effective date of such licensing arrangement, the Company shall grant to the Executive shares of Common Stock under the Existing Plan in an amount such that the aggregate number of shares of Common Stock owned by the Executive (taking into account any shares owned by Executive separate and apart from any shares awarded pursuant to this Section 3(b)) on the date the EU Licensing Threshold is met (the “EU Threshold Date”) equals 5.0% of the issued and outstanding shares of Common Stock as of the EU Threshold Date on a fully diluted basis (such shares of Common Stock, the “EU Licensing Shares”). The EU Licensing Shares shall be fully vested as of the date of grant. In addition, in the event the EU Licensing Threshold is achieved, the Executive shall be entitled to receive a cash bonus equal to 25% of the Executive’s Base Salary (the “EU Licensing Bonus”). The EU Licensing Bonus shall be separate and apart from any other bonus amounts to which Executive shall be entitled under the Employment Agreement and shall be payable in a lump sum as soon as practicable following the EU Threshold Date. For the avoidance of doubt, any amounts comprising the EU Licensing Threshold may be counted for the purposes of determining if the Global Licensing Threshold has been met; provided that, the maximum number of shares of Common Stock issuable to the Executive shall not exceed the percentage to which the Executive is entitled pursuant to Section 3(a); and provided further that, the maximum cash bonus payable to the Executive pursuant to Sections 3(a) and 3(b) shall not exceed 75% of the Executive’s Base Salary in the aggregate.

(c)            In the event on or before December 31, 2026 the Company receives more than $10 million in non-dilutive capital (the “Non-Dilutive Revenue Threshold”) pursuant to any transaction entered into after the Effective Date (other than a transaction contemplated by Section 3(a) or (b)), the Company shall grant to the Executive shares of Common Stock under the Existing Plan in an amount such that the aggregate number of shares of Common Stock owned by the Executive (taking into account any shares owned by Executive separate and apart from any shares awarded pursuant to this Section 3(c)) on the date the Non-Dilutive Revenue Threshold is met (the “Non-Dilutive Revenue Threshold Date”) equals 6.0% of the issued and outstanding shares of Common Stock as of the Non-Dilutive Revenue Threshold Date on a fully diluted basis (such shares of Common Stock, the “Non-Dilutive Revenue Shares”). The Non-Dilutive Revenue Shares shall be fully vested as of the date of grant. In addition, in the event the Non-Dilutive Revenue Threshold is achieved, the Executive shall be entitled to receive a cash bonus equal to 50% of the Executive’s Base Salary (the “Non-Dilutive Revenue Bonus”). The Non-Dilutive Revenue Bonus shall be separate and apart from any other bonus amounts to which Executive shall be entitled under the Employment Agreement and shall be payable in a lump sum as soon as practicable following the Non-Dilutive Revenue Threshold Date.

(d)            In the event the Company closes a Qualified Financing (as hereinafter defined), upon closing of such Qualified Financing:

(i)            if the shares in such Qualified Financing are sold at a price less than or equal to $3.71 per share (a “Low Price QF”), then the Company shall grant to the Executive shares of Common Stock under the Existing Plan in an amount such that the aggregate number of shares of Common Stock owned by the Executive (taking into account any shares owned by Executive separate and apart from any shares awarded pursuant to this Section 3(d)(i)) on the closing date of the Low Price QF (the “Low Price QF Closing Date”) equals 4.25% of the issued and outstanding shares of Common Stock as of the Low Price QF Closing Date on a fully diluted basis (such shares of Common Stock, the “Low Price QF Shares”). The Low Price QF Shares will be fully vested as of the date of grant;

(ii)            if the shares in such Qualified Financing are sold at a price in excess of $3.71 per share (a “High Price QF”), then the Company shall grant to the Executive shares of Common Stock under the Existing Plan in an amount such that the aggregate number of shares of Common Stock owned by the Executive (taking into account any shares owned by Executive separate and apart from any shares awarded pursuant to this Section 3(d)(ii)) on the closing date of the High Price QF (the “High Price QF Closing Date”) equals up to 5.0% of the issued and outstanding shares of Common Stock as of the High Price QF Closing Date on a fully diluted basis (such shares of Common Stock, the “High Price QF Shares”). The actual percentage referenced in the preceding sentence shall be determined by multiplying 5.0% by a fraction, the numerator of which is the actual price per share of the shares sold in the High Price QF and the denominator of which is $4.36; provided that, in no event shall this calculation result in a percentage greater than 5.0%. The High Price QF Shares shall be fully vested as of the date of grant.

For purposes of this Section 3(d), “Qualified Financing” shall mean the next transaction or series of related transactions occurring on or before December 31, 2026 pursuant to which the Company issues and sells shares of its common or preferred equity securities in exchange for aggregate gross proceeds of more than $10,000,000, excluding any gross proceeds attributable to sales to Bios Partners L.P. (“Bios”) or its affiliates (which affiliates shall include, but not be limited to, any limited partners of Bios and/or its affiliated funds).

4.            No Other Changes. Except as set forth in this Amendment, the other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any Party heretofore or hereafter arising under or related to the Employment Agreement. From and after the date hereof, references in the Employment Agreement to “this Agreement” shall be construed to refer to the Employment Agreement as amended hereby, unless the context clearly otherwise requires.

5.            General Provisions. The provisions of Sections 8(d), 8(g) and 8(q) of the Employment Agreement apply to this Amendment as if set forth herein, mutatis mutandis.

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[signatures on next page]

[Signature Page to Eighth Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date set forth above.

EXECUTIVE	ACTUATE THERAPEUTICS, INC.

/s/ Daniel Schmitt	By:	/s/ Daniel M. Schmitt
Daniel Schmitt	Name:	Daniel M. Schmitt
	Title:	President & CEO

NINTH AMENDMENT TO EMPLOYMENT AGREEMENT

This NINTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 9th day of May, 2024 (the “Effective Date”), by and between Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), and Daniel Schmitt, an individual currently residing at [•] (the “Executive” and together with the Company, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, each of the Company and the Executive is a party to that certain Employment Agreement, dated April 15, 2015 (the “Original Agreement”), as amended on February 5, 2016 (the “First Amendment”), September 28, 2017 (the “Second Amendment”), September 23, 2018 (the “Third Amendment”), January 29, 2019 (the “Fourth Amendment), September 3, 2019 (the “Fifth Amendment”), August 1, 2022 (the “Sixth Amendment”), January 27, 2023 (the “Seventh Amendment”), and December 23, 2023 (the “Eighth Amendment,” together with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment, the “Employment Agreement”); and

WHEREAS, in consideration of the services performed by the Executive for and on behalf of the Company to the date hereof, and the services that the Company expects the Executive to perform for and on behalf of the Company from and after the date hereof, the Parties desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby agree and bind themselves as follows. Capitalized terms used, but not defined, in this Amendment, shall have the meanings set forth in the Employment Agreement.

1.       Paragraph 3(d) of the Eighth Amendment. Paragraph 3(d) of the Eighth Amendment shall be amended by deleting such paragraph in its entirety and substituting the following in lieu thereof:

“(d) In the event the Company closes a Qualified Financing (as hereinafter defined), upon closing of such Qualified Financing:

(i)       if the shares in such Qualified Financing are sold at a price less than or equal to $3.71 per share (a “Low Price QF”), then the Company shall grant to the Executive shares of Common Stock under the Existing Plan in an amount such that the aggregate number of shares of Common Stock owned by the Executive (taking into account any shares owned by Executive separate and apart from any shares awarded pursuant to this Section 3(d)(i)) on the closing date of the Low Price QF (the “Low Price QF Closing Date”) equals 4.25% of the issued and outstanding shares of Common Stock as of the Low Price QF Closing Date on a fully diluted basis (such shares of Common Stock, the “Low Price QF Shares”); and

(ii)       if the shares in such Qualified Financing are sold at a price in excess of $3.71 per share (a “High Price QF”), then the Company shall grant to the Executive shares of Common Stock under the Existing Plan in an amount such that the aggregate number of shares of Common Stock owned by the Executive (taking into account any shares owned by Executive separate and apart from any shares awarded pursuant to this Section 3(d)(ii)) on the closing date of the High Price QF (the “High Price QF Closing Date”) equals up to 5.0% of the issued and outstanding shares of Common Stock as of the High Price QF Closing Date on a fully diluted basis (such shares of Common Stock, the “High Price QF Shares”). The actual percentage referenced in the preceding sentence shall be determined by multiplying 5.0% by a fraction, the numerator of which is the actual price per share of the shares sold in the High Price QF and the denominator of which is $4.36; provided that, in no event shall this calculation result in a percentage greater than 5.0%.

Each of the Low Price QF Shares and the High Price QF Shares shall vest as follows:

(1)	50% on the first anniversary of the Low Price QF Closing Date or the High Price QF Closing Date, as applicable; and

(2)	50% on the second anniversary of the Low Price QF Closing Date or the High Price QF Closing Date, as applicable.

Notwithstanding the foregoing, all unvested Low Price QF Shares and High Price QF Shares, as applicable, shall vest, and all restrictions on all unvested Low Price QF Shares and High Price QF Shares, as applicable, shall lapse, immediately upon:

(A)	a Change in Control,

(B)	termination of Executive’s employment by the Company without Cause,

(C)	termination of the Executive’s employment by the Executive for Good Reason, or

(D)	the Executive’s death or Disability,

in each case as such capitalized terms are defined in the Employment Agreement.

For purposes of this Section 3(d), “Qualified Financing” shall mean the next transaction or series of related transactions occurring on or before December 31, 2026 pursuant to which the Company issues and sells shares of its common or preferred equity securities in exchange for aggregate gross proceeds of more than $10,000,000, excluding any gross proceeds attributable to sales to Bios Partners L.P. (“Bios”) or its affiliates (which affiliates shall include, but not be limited to, any limited partners of Bios and/or its affiliated funds).”

2.             No Other Changes. Except as set forth in this Amendment, the other provisions of the Employment Agreement shall remain in full force and effect in accordance with their respective terms. Nothing contained herein shall constitute a waiver of any rights or claims of any Party heretofore or hereafter arising under or related to the Employment Agreement. From and after the date hereof, references in the Employment Agreement to “this Agreement” shall be construed to refer to the Employment Agreement as amended hereby, unless the context clearly otherwise requires.

3.             General Provisions. The provisions of Sections 8(d), 8(g) and 8(q) of the Employment Agreement apply to this Amendment as if set forth herein, mutatis mutandis.

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[signatures on next page]

[Signature Page to Ninth Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date set forth above.

EXECUTIVE	ACTUATE THERAPEUTICS, INC.

/s/ Daniel Schmitt	By:	/s/ Daniel Schmitt
Daniel Schmitt	Name:	Daniel Schmitt
	Title:	President & CEO